UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2018

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01

Other Events.

On April 2, 2018, Kohl’s Corporation (the “Company”) commenced a cash tender offer for up to a maximum aggregate principal amount of $300 million of its 7.250% Debentures due 2029, 6.875% Notes due 2037, 6.000% Debentures due 2033, 4.000% Notes due 2021, 4.750% Notes due 2023 and 3.250% Notes due 2023 (the “Tender Offer”).

Increase in the Amount of Notes and Debentures to be Accepted in the Tender Offer

On April 16, 2018, the Company increased the maximum aggregate principal amount of notes and debentures it may purchase in the Tender Offer from $300,000,000 to $499,917,000.  Aside from the increase in the maximum amount, all other terms of the Tender Offer remain unchanged.

Pricing for Tender Offer

On April 16, 2018, the Company issued a press release announcing the reference yield and total consideration for each series of notes and debentures subject to the Tender Offer.

Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this report and are incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Press Release relating to the increase in the amount of notes and debentures to be accepted in the Tender Offer, dated April 16, 2018

99.2	Press Release relating to the pricing for the Tender Offer, dated April 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 16, 2018

KOHL’S CORPORATION

By:

/s/ Jason J. Kelroy

Jason J. Kelroy

Executive Vice President, General Counsel and Secretary